CONSULTANT AGREEMENT

      This Consultant Agreement is effective as of August 1, 2001, by and between VITAL LIVING, INC., a Nevada corporation ("VITAL"), and MICHAEL EDSON, P.C., ("Consultant").

                                  Recitals

      WHEREAS, Consultant has been working with VITAL since May 7, 2001 without a written Consultant Agreement up to the date of this Agreement and has applied the majority of his business time to VITAL. Consultant and VITAL have agreed to finalize the terms of Consultant's employment with VITAL and reduce those terms to writing in this Agreement.

      WHEREAS, Consultant has acquired outstanding and special skills and abilities and an extensive background in and knowledge of VITAL's business and the industry in which it is engaged.

      WHEREAS, to date Consultant has initiated selling agreements with over 100 Physician offices and Specialty Health food stores on behalf of VITAL.

      WHEREAS, VITAL desires assurance of the continued association and services of Consultant in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

     WHEREAS, Consultant desires to begin consulting for VITAL and is willing to do so on those terms and conditions set forth herein.


      NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. CONSULTANT. VITAL shall contract with Consultant in such capacity or capacities VITAL's Board of Directors ("Board") may from time to time prescribe and as is acceptable to Consultant.

      2. CONSULTANT'S DUTIES. Consultant shall act as consultant for Vital Living, which said consulting will include the prospecting, establishing and servicing of various Complementary and Alternative Practices as well as other proprietary distribution channels.

      3. DEVOTION OF TIME. During the period of his agreement hereunder Consultant shall devote such of his business time, interest, attention, and effort to the faithful performance of his duties hereunder, as may be reasonably necessary and convenient to Consultant to the accomplishment and fulfillment of those duties. Royal Products, Inc., Desert Health Products, Inc., Aloe Vera Development Corp., and Jon Dar Corp., Inc.

     4. NON COMPETITION DURING TERM OF EMPLOYMENT. During the agreement term, Consultant shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business directly competitive with VITAL's business, except with express permission of the Board. In addition, Consultant, while employed, shall not take any action without VITAL's prior written consent to establish, form, or become employed by a competing business on termination of employment by VITAL, Consultant's failure to comply with the provisions of the preceding sentence shall give VITAL the right (in addition to all other remedies VITAL may have) to terminate any benefits or compensation to which Consultant may be otherwise entitled following termination of this Agreement.

     5. TERM OF AGREEMENT. Subject to earlier termination as provided in this Agreement, Consultant shall be employed for a term beginning as of the date of this Agreement, and ending July 31, 2002. This agreement may be extended by and between the parties upon written modification hereof.

      6. LOCATION OF CONSULTANT. Unless the parties agree otherwise in writing, during the agreement term Consultant shall perform the services he is required to perform under this Agreement at VITAL's main corporate headquarters; provided, however, that VITAL may from time to time require Consultant to travel temporarily to other locations on VITAL's business.

      7. COMPENSATION. VITAL has agreed to pay Consultant total consideration of $75,000 for the term of this Agreement. Payment terms will be mutually agreed upon between VITAL and Consultant based on the Consultant's needs as they relate to the performance of its duties under this Agreement.

     8. BENEFITS. During the agreement term, Consultant shall not be entitled to receive any benefits of employment generally available to VITAL's other executive and managerial employees.

     9.   INTELLECTUAL   PROPERTY.   All  processes,   inventions,   patents,
copyrights, trademarks, and other intangible rights ("Intangible Rights") that are conceived or developed by Consultant, at the written request of VITAL either alone or with others, during the term of Consultant's agreement shall be the sole property of VITAL. All other Intangible Rights shall be the sole property of Consultant.

      10. LIABILITY INSURANCE. VITAL shall purchase and maintain adequate general liability insurance.

      11. TERMINATION BY VITAL. VITAL may terminate this Agreement at any time, if termination is "For Cause", as hereinafter defined. "For Cause" shall mean VITAL's termination of Consultant due to an adjudication of Consultant's fraud, theft, dishonesty to VITAL regarding Consultant's duties or material breach of this Agreement. If Consultant fails to cure such breach within ten (10) days after written notice is given by the Board of

Directors to Consultant and Consultant fails with ten (10) days of such notification to commence such cure and thereafter diligently prosecute such cure to completion. VITAL may terminate this Agreement with ten (10) days written notice, in the event Consultant fails to perform Consultant's obligations pursuant the terms and conditions as set forth herein.

      12. TERMINATION BY CONSULTANT. Consultant may terminate this Agreement by giving VITAL thirty (30) day's prior written notice of resignation. In such event, Consultant shall receive all compensation provided herein, including payments of commissions, if any, through the date of termination.

      13. DEATH OF CONSULTANT. If Consultant dies during the initial term or during any renewal term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death. VITAL shall then pay to Consultant's estate any compensation accrued but unpaid as of the last day of the calendar month in which Consultant dies.

      14. AGREEMENT ON BUSINESS COMBINATION OR DISSOLUTION. This Agreement shall not be terminated by VITAL's voluntary or involuntary dissolution or by any merger in which VITAL is not the surviving or resulting corporation, or on any transfer of all or substantially all of VITAL's assets. In the event any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

     15. TRADE SECRETS AND CONFIDENTIAL INFORMATION:

           15.1 Nondisclosure. Without the prior written consent of VITAL, Consultant shall not, at any time, either during or after the term of this Agreement, directly or indirectly, divulge or disclose to any person, firm, association, or corporation, or use for Consultant's own benefit, gain, or otherwise, any customer lists, plans, products, data, results of tests and data, or any other trade secrets or confidential materials or like information (collectively referred to as the "Confidential Information") of VITAL and/or its Affiliates, as hereinafter defined, provided to or communicated to Consultant by VITAL, it being the intent of VITAL, with which intent Consultant hereby agrees, to restrict Consultant from disseminating or using any like information that is unpublished or not readily available to the general public.

                 15.1.1 Definition of Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling controlled by, or under common control with VITAL.

           15.2 Return of Property. Upon the termination of this Agreement, Consultant shall deliver to VITAL all lists, books, records, data, and other information (including all copies thereof in whatever form or media) of every kind relating to or connected with VITAL or their Affiliates and their activities, business and customers. VITAL shall be allowed to retain any and all information on products, lists, books, records, data, or other information initially produced by Consultant.

           15.3 Notice of Compelled Disclosure. If, at any time, a party hereof becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process or otherwise) to disclose any of the Confidential Information, such party shall provide the other party with prompt, prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, that the other party waives compliance with the provisions hereof, each agrees to furnish only that portion of the Confidential Information which such party is advised by written opinion of counsel is legally required and exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, the compelled party shall not oppose action by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

      16. NON-COMPETITION. For a period of one (1) year after the termination of this Agreement, Consultant expressly covenants and agrees that Consultant will not and will not attempt to, without the prior written consent of the Board of Directors, directly or indirectly:

           16.1 Interfere with or disrupt or attempt to interfere with or disrupt or take any action that could be reasonably expected to interfere with or disrupt any past or present or prospective relationship, contractual or otherwise, between VITAL and/or any of its Affiliates, and any customer, insurance company, supplier, sales representative, or agent or employee of VITAL or any such affiliate of VITAL.

           16.2 Directly or indirectly solicit for employment or attempt to employ or assist any other entity in employing or soliciting or attempting to employ or solicit for employment, either on a full-time, part-time, or consulting basis, any employee, agent, representative, or executive (whether salaried or otherwise, union or non-union) who within one (1) year of the time that Consultant ceased to perform services hereunder has been employed by VITAL or its Affiliates.

     17. VIOLATION OF COVENANTS:

           17.1 Injunctive Relief. Each party acknowledges and agrees; that violation of any of the covenants or Agreements hereof would cause irreparable injury to the other party, that the remedy at law for any violation or threatened violation thereof would be inadequate; and that, therefore, the other party shall be entitled to temporary and permanent injunctive or other equitable relief.

           17.2 Consultant and VITAL recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of certain of the provisions contained in this section. It is the intention of Consultant and VITAL that the provisions of this section shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the invalidation (or modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this section. Accordingly, if any provision of this section shall be determined to be invalid or unenforceable, either in whole or in part this section shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this section in order to render it valid and enforceable to the fullest extent permissible as provided herein.

18. MISCELLANEOUS:

           18.1 Authority to Execute. The parties herein represent that they have the authority to execute this Agreement.

           18.2 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect.

          18.3 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

           18.4  Assignment.    This Agreement may not be assigned by  either
party without the written consent of the other party.

           18.5 Singular, Plural and Gender Interpretation. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular. Also, as used herein, the masculine, feminine or neuter gender shall each include the others whenever the context so indicates.

           18.6  Captions.   The subject headings of the paragraphs  of  this
Agreement are included for purposes of convenience only, and shall not effect the construction or interpretation of any of its provisions.

            18.7 Entire Agreement. This Agreement contains the entire agreement of the parties relating to the rights granted and the obligations assumed in this instrument and supersedes any oral or prior written agreements between the parties. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

           18.8 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be submitted to a panel of three (3) arbitrators. The arbitration shall comply with and be governed by the provisions of the American Arbitration Association. The panel of arbitrators shall be composed of two (2) members chosen by Consultant and VITAL respectively and one (1) member chosen by the arbitrators previously selected. The findings of such arbitrators shall be conclusive and binding on the parties hereto. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall conclusively decide.

          18.9 No Waiver. No failure by either Consultant or VITAL to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Agreement or to exercise the right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

           18.10 Time of the Essence. Time is of the essence of this Agreement, and each provision hereof.

           18.11 Counterparts. The parties may execute this Agreement in two (2) or more counterparts, who shall, in the aggregate, be signed by both parties, and each counterpart shall be deemed an original instrument as to each party who has signed by it.

           18.12 Attorney's Fees and Costs. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel performance the parties agree that the prevailing party therein be entitled to reasonable attorney's fees.

            18.13      Governing  Law.   The  formation,  construction,   and
performance of this Agreement shall be construed in accordance with the laws of Nevada.

            18.14 Notice. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or upon deposit of the same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this Agreement may be changed by written notice of such other address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.


      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


CONSULTANT:
Michael Edson P.C.


DATE: August 1, 2001     /S/ Michael Edson
                         Michael Edson  ,
                         President

VITAL LIVING, INC.


DATE: November 11, 2001  By: /S/ Brad Edson
                            Brad Edson, C.E.O.